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                                                                EXHIBIT 10.13




                               UNIONBANCORP, INC.
                             1993 STOCK OPTION PLAN

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                               TABLE OF CONTENTS


     1.   PURPOSE OF THE PLAN........................................    1

     2.   ADMINISTRATION OF THE PLAN.................................    1

     3.   SHARES SUBJECT TO THE PLAN.................................    1

     4.   STOCK OPTIONS..............................................    2
     a.          Type of Options.....................................    2
     b.          Terms of Options....................................    2
     c.          Additional Terms Applicable to All Options..........    2
                 (i)    Written Notice...............................    2
                 (ii)   Method of Exercise...........................    2
                 (iii)  Death, Disability or Retirement of Optionee..    2
                 (iv)   Transferability..............................    2
     d.          Additional Terms Applicable to Incentive Options....    3
                 (i)    Option Price.................................    3
                 (ii)   Term of Option...............................    3
                 (iii)  Annual Exercise Limit........................    3
     e.          Non-employee Director Grants........................    3

     5.   STOCK APPRECIATION RIGHTS                                      3
          a.     Grants..............................................    3
          b.     Terms of Grant......................................    4
          c.     Payment upon Exercise...............................    4

     6.   RIGHT OF FIRST REFUSAL.....................................    4

     7.   AMENDMENT OR TERMINATION OF THE PLAN.......................    5

     8.   TERM OF PLAN...............................................    5

     9.   DELIVERY AND REGISTRATION OF STOCK.........................    5

     10.  RIGHTS AS STOCKHOLDER......................................    6

     11.  MERGER OR CONSOLIDATION....................................    6

     12.  CHANGES IN CAPITAL AND CORPORATE STRUCTURE.................    6

     13.  EMPLOYMENT RELATIONSHIP ...................................    6

     14.  WITHHOLDING OF TAX ........................................    6



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                               UNIONBANCORP, INC.
                             1993 STOCK OPTION PLAN



     1. PURPOSE OF THE PLAN

     The UNIONBANCORP, INC. 1993 STOCK OPTION PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby key individuals providing services to UNIONBANCORP, INC. (hereinafter referred to as the "Company") and its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, certain directors, officers and employees will be eligible to acquire common stock of the Company (hereinafter referred to as "Shares") or otherwise participate in the financial success of the Company, on the terms and conditions established herein. For purposes of the Plan, a corporation shall be deemed a related corporation to the Company if such corporation would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code").

     2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the UnionBancorp, Inc. 1993 Stock Option Plan Administrative Committee (hereinafter referred to as the "Committee") which shall be comprised of at least two (2) non-employee disinterested directors appointed by the Board of Directors of the Company (hereinafter referred to as the "Board"). A disinterested director is any member of the Board who within the prior year has not been, and is not being, granted any awards related to the Shares under the Plan or any other plan of the Company or any related corporation except for awards which: (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"); (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or (iii) arise from an election by a director to receive all or part of his Board fees in securities. The Committee shall have sole authority to select the officers and employees from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each such individual and the time when certificates for Shares shall be issued, and to prescribe the legend to be affixed to the certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.


     3. SHARES SUBJECT TO THE PLAN



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     The aggregate number of Shares that may be awarded to individuals under the Plan shall be two hundred thousand (200,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.


     4. STOCK OPTIONS

     a. Type of Options. The Company may issue options that constitute Incentive Stock Options ("Incentive Options") under Section 422 of the Code and options that do not constitute Incentive Options ("Nonqualified Options") to individuals under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or Nonqualified Option.

     b. Terms of Options. Except as provided in Subparagraphs (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, option price, option term and transferability.

     c. Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

            (i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

           (ii) Method of Exercise. The aggregate option price may, subject to the terms and conditions set forth by the Committee in the stock option agreement, be paid in any one or a combination of cash, personal check, personal note, Shares already owned or Plan awards which the optionee has an immediate right to exercise.

          (iii) Death, Disability or Retirement of Optionee. If an optionee terminates employment due to death, disability or retirement, prior to exercise in full right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination, or subject to such other terms as may be determined by the Committee.

          (iv) Transferability. No option may be transferred, assigned or encumbered by an optionee, except in the event of the death of the optionee, by will or the laws of descent and distribution.


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     d. Additional Terms Applicable to Incentive Options.  Each Incentive
Option shall be subject to the following terms and conditions:

            (i) Option Price. The option price per Share shall be not less than 100% of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or related corporation (hereinafter referred to as a "10% Stockholder") shall not be less than 110% of the fair market value of such Share on the date the option is granted.

            (ii) Term of Option.  No option may be exercised more than ten
                 (10) years after the date of grant. Notwithstanding the preceding sentence, no option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant. No option may be exercised more than three (3) months after the optionee terminates employment with the Company or related corporation; except that, if the optionee terminates employment due to his disability (within the meaning of Section 22(e)(3) of the Code), the Committee may extend such three (3) month period for up to an additional nine (9) months.

           (iii) Annual Exercise Limit. The aggregate value of Shares which may first become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

     e. Non-employee Director Grants. Non-employee directors shall receive Nonqualified Option grants pursuant to a formula. The formula shall include, but is not limited to, the following criteria: (i) meeting attendance; (ii) business calls; (iii) return on assets; (iv) overhead costs; (v) interest margin; (vi) asset growth; and (vii) asset quality. The Committee shall establish the number of earnable options and the criteria achievement levels each year, if any. Non-employee director grants will have an exercise price of not less than 75% of the fair market value of a Share on the date of grant, and will be subject to a five (5) year, 20% per year, vesting schedule.

     5. STOCK APPRECIATION RIGHTS

     a. Grants. Stock Appreciation Rights ("SARs") are rights entitling the grantee to receive cash or Shares having a fair market value equal to the appreciation in market value of a stated number of Shares from the date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of


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the related option to the date of exercise, which may be granted to such eligible directors and employees as may be selected by the Committee.

     b. Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. In the event of a grant with a related option, the SAR shall be subject to the terms and conditions of the related option. In the event of an independent grant, the SAR shall be subject to the terms and conditions determined by the Committee. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee and transferred pursuant to a qualified domestic relations order as defined under
Section 414(q) of the Code.

     c. Payment upon Exercise. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The exercise of an SAR may only be made in accordance with applicable restrictions pursuant to paragraph (e) of Rule 16b-3 or any similar successor provision.

     6. RIGHT OF FIRST REFUSAL

     If any Shares issued under the Plan are not readily tradable on an established market on the date an owner intends to sell such Shares, such owner shall first offer such Shares to the Company for purchase and the Company shall have thirty (30) days to exercise its right to purchase such Shares. The owner shall give written notice to the Company stating that he has a bona fide offer for the purchase of such Shares, stating the number of Shares to be sold, the name and address of the person(s) offering to purchase the Shares and the purchase price and terms of payment of such sale. The owner shall be entitled to receive the same purchase price offered by such person(s) offering to purchase such Shares. Payment may be in a lump sum or, if the lump sum exceeds $100,000, in substantially equal annual or more frequent installments over a period not exceeding five (5) years in the discretion of the Committee. If a method of deferred payments is selected, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the owner. For purposes of this paragraph, Shares shall be considered not readily tradable on an established market if such Shares are not publicly tradable or because such Shares are subject to a trading limitation under any Federal or state securities law or regulation that would make such Shares less freely tradable than stock not so restricted. For purposes of this paragraph, an owner shall include any person who acquires Shares from any other person and for any reason; including, but not limited to, by gift, death or sale.



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     7. AMENDMENT OR TERMINATION OF THE PLAN

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in paragraph 3 hereof) no amendment shall be made without approval of the stockholders of the Company which shall: (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan; (ii) materially increase the aggregate number of Shares which may be subject to awards to individuals who are not employees; or
(iii) change the class of persons eligible to participate in the Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his consent, in any award theretofore made pursuant to the Plan.

     Notwithstanding anything in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in paragraph (c)(2)(ii) of Rule 16b-3, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended (ERISA), or the rules thereunder.

     8. TERM OF PLAN

     The Plan shall be effective upon the date of its adoption by the Board, subject to the approval of the Plan by a majority of the stockholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of paragraph 8, Shares and SARs shall not be awarded under the Plan after the expiration of ten (10) years from the effective date of the Plan.

     9. DELIVERY AND REGISTRATION OF STOCK

     The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     This Plan is intended to comply with Rule 16b-3. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.


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     10. RIGHTS AS STOCKHOLDER

     Upon delivery of any Share to an individual, such individual shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.


     11. MERGER OR CONSOLIDATION

     In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, all outstanding options, SARs and RSAs shall become immediately and fully exercisable and unrestricted, and the surviving corporation may exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger, consolidation or change of control.

     12. CHANGES IN CAPITAL AND CORPORATE STRUCTURE

     The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company be reason of an issuance of additional Shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards to remain unchanged as a result of the applicable transaction.

     13. EMPLOYMENT RELATIONSHIP

     An individual shall be considered to be in the employment of the Company or related corporation as long as he or she remains an employee of the Company or related corporation. Nothing herein shall confer on any individual the right to continued employment with the Company or related corporation or affect the right of the Company or related corporation to terminate such employment.

     14. WITHHOLDING OF TAX

     To the extent the award, issuance or exercise of Shares or SARs results in the receipt of compensation by an individual, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such individual or to withhold sufficient Shares to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the individual may tender a personal check in the amount of tax required to be withheld.


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